UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2023

Date of Report (Date of earliest event reported)

             Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange

__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2023, the Board of Directors (the “Board”) of Lincoln National Corporation (the “Corporation” or “LNC”), upon the recommendation of the Corporate Governance Committee of the Board, approved an increase to the size of the Board effective the same date (as further discussed below under Item 5.03) and elected Owen Ryan to serve as a new director on the Board effective September 11, 2023, for a term to end at the Corporation’s 2024 Annual Meeting of Shareholders. Mr. Ryan is Chair of the Board and Co-Chief Executive Officer of BlackLine, Inc., a company that provides cloud-based solutions for accounting and finance operations.

Pursuant to the Corporation’s Corporate Governance Guidelines, the Board determined that Mr. Ryan is independent, meeting the NYSE listing standards regarding independence incorporated in the guidelines, and that he further satisfies the heightened standards of independence to serve as a member of the Audit Committee and/or the Compensation Committee of the Board. Mr. Ryan is expected to be appointed to Committees of the Board at a future Board meeting.

Mr. Ryan was not selected as a director pursuant to any arrangements or understandings with the Corporation or with any other person, and there are no transactions between the Corporation and Mr. Ryan that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Ryan will be compensated in accordance with the Corporation’s non-employee director compensation practices described in the Corporation’s Proxy Statement filed with the Securities and Exchange Commission on April 13, 2023.  This compensation generally consists of an annual retainer in the amount of $275,000, of which $165,000 is paid in deferred stock units tied to the Corporation’s common stock.  The annual retainer for Mr. Ryan for the remainder of 2023 will be pro-rated accordingly.

A copy of the Corporation's press release announcing Mr. Ryan’s election is attached hereto as Exhibit 99.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2023, the Corporation’s Board approved an amendment to the Amended and Restated Bylaws of the Corporation (the “Bylaws”), effective the same date, to modify the language in Article II, Section 1 of the Bylaws to increase the number of authorized Board members from eleven to twelve.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of LNC, effective September 11, 2023.
99.1	Press Release dated September 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date: September 11, 2023